Exhibit 5.1

Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, NY 10004-1980
Tel: 212.859.8000
Fax: 212.859.4000
www.friedfrank.com

                                                             May 5, 2004

NTL Incorporated
909 Third Avenue, Suite 2863
New York, New York 10022

          RE:  Registration Statement on Form S-8

Ladies and Gentlemen:

          We are acting as special counsel to NTL Incorporated, a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 (together with any amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to an aggregate of 10,900,000 shares (the "Shares") of common stock, par value $0.01 per share, of the Company, (i) 3,600,000 of which may be offered pursuant to the Amended and Restated NTL 2004 Stock Incentive Plan; (ii) 300,000 of which may be offered pursuant to the NTL Group 2004 Bonus Scheme; and (iii) 7,000,000 of which may be offered pursuant to the NTL Incorporated Sharesave Plan (collectively, the "Plans"). With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

          In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents, and (iii) received such information from officers and representatives of the Company and others as we have deemed necessary or appropriate for the purposes of this opinion. In all such examinations, we have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, representations and warranties contained in documents and certificates and oral or written statements and other information of or from representatives of the Company and others and assume compliance on the part of all parties to the documents with their covenants and agreements contained therein. We also have assumed that any future changes to the terms and conditions of the Plans will be duly authorized by the Company and will comply with all applicable laws. We also assume that the Plans will be approved at the Company's 2004 annual meeting of stockholders.

          Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that the Shares, when issued and paid for (with the consideration received by the Company being not less than the par value thereof) in accordance with the provisions of the Plans and the applicable agreements thereunder, will be duly authorized, validly issued, fully paid and non-assessable.

          The opinion expressed herein is limited to the General
Corporation Law of the State of Delaware (the "GCLD"), and applicable provisions of the Constitution of the State of Delaware, in each case as currently in effect, and the reported judicial decisions interpreting the GCLD and the Delaware Constitution.

          The opinion expressed herein is given as of the date hereof, and we undertake no obligation to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinion expressed herein after the date hereof or for any other reason.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act.

                             Very truly yours,

                             /s/ Fried, Frank, Harris, Shriver & Jacobson LLP

                             FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LLP